MARKETING AGREEMENT

     This Marketing Agreement (the "Agreement") is made and entered into this 20th of September, 1995, by and between Phase Out of America, Inc., a Delaware corporation, ("Manufacturer") and Integrity international, Inc., a Pennsylvania corporation (the "Company").

     WHEREAS, Manufacturer is engaged in the business of formulating, manufacturing, and/or distributing a patented anti-smoking device, an anti-smoking kit/program and complementary consumable products, including personal care/hygiene products, nutritional supplements and vitamin products;

     WHEREAS, the Company desires to market certain of Manufacturer's products and Manufacturer desires to sell the products to the Company pursuant to the terms hereof;

     NOW, THEREFORE, in consideration of the mutual covenants contained, herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.    Manufacturing/Marketing Relationship,

     (a) Sale Agreement, Manufacturer hereby agrees to sell its products to the Company under the labels and trade names agreed to between the parties. The products to be covered by this Agreement shall be described on Exhibit A attached hereto (the "Products"). Set forth next to each product on Exhibit A is a description of the exclusive rights granted and/or permitted marketing efforts of each party. Except as otherwise set forth herein, this Agreement shall apply to the United States, its territories and Canada.

     (b) Other Agents. Manufacturer represents and warrants that is has no other agreements currently in effect with other individuals or entities that prohibit the manufacture, sale or distribution of the Products or that may other-wise interfere with the performance of any of the obligations of Manufacturer or any of the rights granted to the Company as set forth herein. It is recognized and acknowledged that Manufacturer currently has distribution relationships with several third-parties (although no new distribution relationships not in accordance with the terms of this Agreement will be entered into by Manufacturer) and will within 120 days hereof use its best efforts to convert prior relationships to the Company's Distributor business or terminate Manufacturer's existing third party independent distributor program to assure compliance with all of the restrictions contained herein.

     (c) Formulation. The Manufacturer agrees that unless required by law, it shall not alter or modify the formulation of the complementary consumable products or the content of the items in the anti-smoking kit/program without the express written consent of the Company, such consent not to be unreasonably withheld. Furthermore, it is agreed that if any changes, modifications or alterations are to be made to the anti-smoking device, the Company shall have the opportunity to elect whether to market the original anti-smoking device or the new version thereof as more fully described in Section 9 hereof.

     (d) Ownership.

     i.) Manufacturer. Manufacturer represents and warrants that it is the sole legal and beneficial owner of valid United States patents for the Phase-Out anti-smoking device. Those patent numbers are as follows: U.S. No. 4,231,378 and U.S. No. 5,218,976. The parties agree that the trademarks, trade names, logos and other intellectual property rights relating to the names and other products owned and utilized@ed by the Manufacturer shall be solely and exclusively owned by the Manufacturer.

     ii.) The  Company.  The  parties  agree  that by virtue  of this  Agreement
Manufacturer shall not obtain any right in or to any of the trade names, trademarks, logos or other intellectual rights relating to the names and products owned by the Company.

          (e) Marketing Materials. Upon request from the Company, Manufacturer agrees to provide all of its marketing materials for the Product to the Company at Manufacturer's cost plus twenty percent. The Company agrees to pay for all new duplication of such materials that the Company elects to use. If the Company desires to purchase any marketing materials from Manufacturer, the price shall be at Manufacturer's cost plus twenty percent (20%).

2.   Pricing.

     (a) Prices. The price for the products available for purchase from Manufacturer by the Company shall be identified on Exhibit B. As set forth on Exhibit B, the price shall be the price for the Products at the time wh are packaged and ready to be shipped and shall not include the shipping charges for the Products. The parties agree that the Products shall be F.O.B. Manufacturer's facility located in the continental United States. Manufacturer agrees to cooperate with the shipping company of the Company's choice. All charges for delivery to the Company shall be the responsibility of the Company

     (b) Adjustments. The price for the Products is fixed for at least one (1) year from the date of the first shipment of the Products by Manufacturer to the Company. After which time, Manufacturer may increase the price if it can reasonably demonstrate an increase in the finished cost of the Products. Manufacturer will give the Company at least ninety (90) days notice of any proposed price change. Furthermore, in recognition of the Company's significant investment in the marketing effort contemplated by the Company, Manufacturer agrees that it will ensure that pricing for the Phase-Out anti-smoking device will always be 4.4 times less (or 3.8 times less if the Company has elected to market the modified anti-smoking device) than the prevailing non-sale retail price offered directly by Manufacturer or through any of its other permitted channels of distribution. It is agreed that any retail price offered over television, radio or other electronic medium shall trigger the foregoing mechanism to adjust the price offered to the Company. it is also agreed that any sale price offered for longer than fourteen days in duration by whatever medium or channel of retail distribution shall trigger the foregoing mechanism to adjust the price offered to the Company. Additionally, it is agreed that the price of the Phase-Out anti-smoking kit/program shall be based upon the device comprising 41.6 percent of the price of the Phase-Out anti-smoking kit/program (or 48.6 percent if the Company has elected to market the modified anti-smoking device). As such, any reduction or increase in price of the anti-smoking device will proportionately adjust the price to the Company of the Phase-out anti-smoking kit/program.

            3. Quotas. In order for the Company to preserve and maintain the limitations on the marketing efforts of Manufacturer, the Company must order from Manufacturer and pay the amounts of each of the Products as set forth on Exhibit C attached hereto. It is agreed that the Company's exclusivity and the limitations on Manufacturer's marketing efforts shall remain in full force if such quotas are met by the Company. All 1995 sales shall be counted towards the satisfaction of 1996 quotas. The Company's failure to reach any quota shall not invalidate any other provisions of this Agreement except for the Company's marketing exclusivity and the marketing limitations on Manufacturer with respect to the particular Product that did not reach the quota, as set forth on Exhibit A and the grant of the right of first refusal contained in Paragraph 15 herein. Notwithstanding anything herein which may be to the contrary, in no instance during the term of this Agreement shall Manufacturer sell any of the Products to another network marketing, direct sales organization or multilevel distribution company.

4.   Orders/Payment.

     (a) Purchase Orders. All orders submitted to Manufacturer by the Company for the purchase of Products hereunder shall be submitted using a Standard order form provided by the Company (the 'Purchase Order").

     (b) Delivery. Within fifteen (15) days of receipt of a Purchase Order, Manufacturer shall ship the order via the Company's preferred method to the delivery address designated on the Purchase Order. The target delivery date of fifteen (15) days pertains only to Purchase Orders equal to or less than the initial Purchase order. For Purchase Orders up to four (4) times larger than the initial Purchase Order, Manufacturer shall have forty (40) days from the date of receipt of a Purchase Order to meet the target delivery date. For Purchase
Orders greater than four (4) times the initial purchase order, Manufacturer shall have seventy five (75) days from the date of receipt of the Purchase Order to meet the target delivery date. If Manufacturer is out of stock of Products ordered on a Purchase Order or if Manufacturer has knowledge that it will not meet the target delivery date, Manufacturer shall contact whomever submitted the Purchase Order to Manufacturer to get approval for a replacement for such unavailable Products or to try to make arrangements to otherwise solve any problem which may be impeding Manufacturer from meeting the target delivery date. At such time, whomever submitted the Purchase Order may cancel such order in its entirety with respect to the out of stock or delayed Products without penalty or obligation.

     (e) Initial Order. The parties agree that the initial orders of Products shall be as follows:

          i.) 1500 units of the anti-smoking kit/program to be delivered to the Company no later than October 31, 1995,

          ii.) 1500 units of the anti-smoking device to be delivered to the Company no later than October 31, 1995.

          iii.)8400 units of the complementary consumable products to be delivered to the Company no later than January 15, 1996. The composition of the product mix of the consumable product shall be 1200 of each of the complementary consumable products with the exception of "Control".

     (d) Payments. The placement of the initial order of the anti-smoking kit/program and the Phase-out anti-smoking devices shall he made simultaneously with the execution of this Agreement. The Company shall pay 50% of the purchase price at the time of the initial order, and upon placement of each subsequent order, with the remaining balance due upon delivery. Manufacturer shall provide the Company a detailed invoice at the time of delivery of the Product for all charges relating to products actually shipped and previously not invoiced by Manufacturer (including the cost of the Products for each order, as set forth on a per unit basis on Exhibit B),

5.   Warranties.

     (a) Manufacturer represents and warrants that the Products shall be free from defects and shall be of merchantable quality for the market of anti-smoking devices, anti-smoking kits/programs, personal care/hygiene products, nutritional supplements, vitamins and complementary products that may be offered by Manufacturer. Further, Manufacturer represents and warrants that it has used its best efforts to comply with the requirements of the Federal Trade Commission ("FTCR), Federal Drug Administration ("FDA'), the United States Department of Agriculture ('USDA') and all other applicable governmental rules and regulations which may affect the Products. Manufacturer also warrants that title to all Products delivered to the Company hereunder shall be free and clear of all liens, or other claims.

     (b) Manufacturer shall defend, hold harmless and indemnify the Company with respect to any and all claims, suits, demands and proceeding ("Claims') asserted to or instituted against the Company alleging any defects in the quality, composition, or labeling of the Products, except to the extent that the Company is responsible for such defects or labeling. Manufacturer shall promptly notify the Company of any Claims and shall cooperate fully with the Company in the defense of such Claims. Manufacturer agrees to carry and maintain appropriate product liability insurance under terms which provide for coverage of not less than one million dollars ($1,000,000.00) per occurrence with respect to each of the Products. Manufacturer shall name the Company as an additional insured on such policies of insurance. Manufacturer shall provide proof thereof within thirty (30) days of the execution hereof. Furthermore, Manufacturer shall provide proof that its vendors and suppliers used in the manufacture and formulation of the Products have similar product liability insurance coverage. Manufacturer shall bear the cost of shipping returns and replacement Products arising out of defects in quality, composition or labeling of the Products.

     (c) Approval of Materials. The Company agrees not to publish any advertising or marketing material with respect to the Products without express prior written approval from Manufacturer. However, Manufacturer agrees that it will not unreasonably withhold its consent and its consent shall be deemed given if it does not respond to the Company's request for consent within twenty four hours (Monday- Friday). Requests for consent may be made by fax or mail.

     (d) Packaging. Each party grants to the other a limited right to use its trademarks to achieve the purposes and intent of this Agreement, subject to the written approval of the owner thereof, not to he unreasonably withheld. Manufacturer or its vendors/suppliers shall provide the necessary nutritional and other labeling information in accordance with applicable FTC, FDA, USDA and other related federal or state laws which must be imprinted on the packaging. Furthermore, Manufacturer agrees to bear the expense of design, graphics and plates in order to change the labels of the Products to meet labeling/nutritional information requirements. Also, it is agreed that all packaging and marketing materials of the Products must be approved by the Company with consent not to be unreasonably withheld. It is understood and acknowledge that the Company's approval rights shall only extend to those Products actually sold exclusively by the Company.

6.   Intellectual Property Indemnity.

     (a) Manufacturer Indemnity. Manufacturer represents and warrants that it is the owner or licensee of certain technology used to prepare, assemble/formulate and package the Products and the trademarks described under the terms of this Agreement. As such, Manufacturer agrees to defend, hold harmless and indemnify the Company with respect to any and all Claims asserted to or instituted against the Company alleging that any Products sold pursuant to this Agreement infringe any Letters Patent, trademarks or copyrights as a result of materials or processes provided by Manufacturer or its vendors, suppliers or agents. The Company shall promptly notify Manufacturer of any Claims and shall cooperate fully with Manufacturer in the defense of such Claims.

     (b) Company's Indemnity. The Company represents that it is the owner/licensee of certain trademarks, copyrights, and/or trade secrets which will be used to sell the Products. The Company agrees to defend, hold harmless and indemnify Manufacturer with respect to any and all Claims asserted to or instituted against Manufacturer alleging that any materials provided by the Company to Manufacturer pursuant to this Agreement infringe any trademarks, copyrights or trade secrets or against any unauthorized claims made by the Company's independent distribution sales organization with respect to the Products. Manufacturer shall promptly notify the Company of any Claims and shall fully cooperate with the Company in the defense of such claims.

7.   Term, Termination.

     (a) Term. This Agreement shall commence upon execution hereof and shall continue for a term of (10) years unless sooner terminated in accordance with
Section 7(b). After the tenth year anniversary of execution, this Agreement may be renewed for successive one (1) year periods subject to either party's written notice of intention to terminate which must be delivered no less than one (1) month prior to the date of expiration.

     (b) Termination. Either party may upon written notice to the other terminate this Agreement based upon a material breach of terms or conditions. The Agreement shall by operation of law terminate in the event that a material breach remains, uncured after the terminating party has provided to the other party a certified mail notice of the breach and breach remains uncured for a period of t" (30) days from the date on which the terminating party is provided with written notice of breach and a demand to cure. Said cure period may be extended only in writing signed by the party claiming a material breach of this Agreement.

8. Notices. All notices, requests, consents and other communications to any party hereunder shall be in writing delivered by certified mail and shall be given:

   If to the Company:       with a copy, which shall not constitute notice, to:

   ATTN: Jeffrey Haas                                 ATTN: Anthony J. Ciaccio
   President                                          Ciaccio & Associates
   Integrity International, Inc.                      3403-B Main Street
   Nittany Mountain Industrial Park                   Dallas, Texas 75226
   220 Reese Rd.
   State College, PA 16801

   If to Manufacturer:       with a copy, which shall not constitute notice, to:

   ATTN: Irwin Pearl                                  David M. Levy
   President                                          767 Third Avenue
   PhaseOut of America, Inc.                          New York, NY 10017
   140 Broadway
   Lynbrook, NY 11563

or such other address as such party may hereafter specify by notify to the other party. Each such notice, request or other communication shall be effective upon delivery to the person designated above.

9.   Right of First Refusal to Exclusively Market Modified Device.

     a.) Manufacturer hereby grants to the Company a right of first refusal to exclusively market the modified version of the anti-smoking device by whatever channel of distribution in the United States and its territories and in (Canada if the Company does not desire to exercise this right, the modified device will nevertheless be subject to the other terms and conditions of this Agreement. It is acknowledged and agreed that the price of the anti-smoking device will be increase approximately $1.50 per device as a result of the modifications thereto. Furthermore, if the Company exercises the right described in this paragraph, Manufacturer agrees to exchange the Company's then-existing inventory of anti-smoking devices for the new modified anti-smoking devices. At the time of such exchange, the Company agrees to pay for the increase in the price for each new anti-smoking device.

     b.) Manufacturer hereby grants to the Company a right of first refusal to exclusively market the modified version of the anti-smoking device anywhere in the world through network marketing, direct sales or multilevel distribution. If within thirty (30) days of written notice of Manufacturer's intent to market the modified device via network marketing, direct sales or multilevel distribution Manufacturer does not receive the Company's written response indicating the Company's desire to exercise its right and market the modified anti-smoking device in such foreign market, Manufacturer may proceed to commence a transaction for the particular market described in the notice to the Company.

10. Confidentiality Agreements. Both parties understand and agree that during performing this Agreement it may come in contact with, acquire and/or to be exposed to certain information, printed materials, trade secrets or other proprietary information considered confidential by the other party (the "Confidential information"). Both parties hereby agree to hold such confidential information in strict confidence and to safeguard such confidential or proprietary information in the manner it uses to safeguard its own confidential or proprietary information. And, in any event, except as is necessary to achieve the purposes of this agreement, neither party shall disclose, use or otherwise appropriate the confidential information or information reasonably believed to be confidential or proprietary of the other party.

11. Non-Solicitation.  During the term of this Agreement and for a period of two
(2) years after the expiration or termination hereof, for any reason whatsoever, the parties shall not, on their own behalf or on behalf of any other person, partnership, association, corporation or other entity, hire, or solicit any employee or independent distributor of the other Party of any of their affiliates, or in any manner attempt to influence or induce any employee Of the other party or any of its affiliates, to leave the employment of the other party or it; affiliates or to after their business relationship with the other party. The foregoing shall not be construed to apply to those distributors of Manufacturer becoming involved in the distributor business of the Company as contemplated herein.

12. Relationship of the Parties. Notwithstanding anything contained herein, this Agreement does not and shall not be construed to create the relationship of joint venture, partnership, principal/agent or any other relationship except that of independent contractors, As such, neither party may bind the other to any obligation nor may either party represent they possess such authority.

13. Public Appearances. Manufacturer agrees that at least six (6) time per year, an upper management officer versed in the Products of Manufacturer shall be available for public appearances at official functions of the Company at no charge to the Company. The Company agrees to pay all reasonably approved expenses related to such appearances, including reasonable food, lodging and travel expenses. Furthermore, Manufacturer shall make an upper management officer versed in the Products to be available for audio and video tape production and/or conference calls at least six (6) times per year.

14. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance here from. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement, a provision as similar in its terms to such illegal, invalid or unenforceable provision as may he possible and be legal, valid and enforceable.

15. Right of First Refusal. Manufacturer hereby grants a right of first refusal to the Company to exclusively market any additional products acquired, created, formulated or licensed by Manufacturer in accordance with the channels of distribution and provisions set forth on Exhibit A attached hereto. Further, Manufacturer hereby grants a light of first refusal to the Company with respect to the exclusive sales of the Products outside of the U.S. and its territories and Canada via network marketing, direct sales, or multilevel distribution. Manufacturer shall provide written notice to the Company of any new products or new network marketing, direct sales, or multilevel distribution markets which shall sufficiently describe the proposed new products, the new market and the relevant information related thereto, as applicable. The Company shall then have thirty (30) days in which to exercise its right of first refusal by sending written notice to Manufacturer. If Manufacturer does not receive written notice of the Company's intention to exercise its right of first refusal then ,Manufacturer can pursue such other marketing and distribution channels in accordance with and subject to the provisions set forth on Exhibit A attached hereto.

16. Cross-Selling Efforts. The Company agrees to allow Manufacturer to become an independent distributor of the Products marketed by the Company and to participate in its Compensation Plan. Manufacturer agrees to execute a standard form Distributor Application and Agreement and be bound by the terms contained therein. Manufacturer agrees to use its best efforts, to retail products marketed by the Company and to utilize its mailing lists and leads to the mutual benefit of the parties. In addition to the compensation earned by Manufacturer through the Company's Compensation Plan, for its efforts and performance hereunder, the Company shall also pay to manufacturer a royalty equal to 3 % of the Wholesale Volume of Manufacturer's sales organization, which is calculated on a points per product basis. To help to support Manufacturer in its Distributor business, the Company will align John Andrews of Reston, Virginia, Donald Roi of Newark, Delaware, and William Price of Houston, Texas as upline to the Manufacturer's Distributor business.

17. Use of InShape. Manufacturer agrees that the Company's formula for its dietary supplement, InShape, shall be used instead of Manufacturer's product, Control. The Company shall pay a royalty for use of Manufacturer's trademark, Control, of $ .50 per bottle for all sales of such product by the Company. Manufacturer agrees to provide to the Company the labels for such product which must first be approved of by the Company. It is expressly agreed that sales under this arrangement shall count towards satisfaction of the complementary product quotas on Exhibit C.

18. Non-Competition. During the term of this Agreement and for a period of two years thereafter, the Company agrees to refrain from marketing any product competitive with the anti-smoking device and the anti-smoking kit/program and any of the complementary products if such are labeled and targeted to the smoker market during the duration of this Agreement. Conversely, during the term of this Agreement and for a period of two years thereafter, Manufacturer hereby agrees to refrain from marketing any products competitive with those marketed by the Company except with respect to marketing the Products as contemplated by and in accordance with this Agreement. Attached hereto as Exhibit D is a list of the Company's products.

19. Commercial/Volume Marketing Program. The Company hereby agrees to use its best efforts to implement a commercial volume marketing program. To promote the mutual interests of the parties, the program shall be designed to contain a volume discount for large orders. In order to assist the Company in its efforts to promote the mutual interests of the parties, the Company shall provide lead sheets to Manufacturer to assure that Manufacturer does not approach or attempt to compete with the independent distributors of the Company.

20. Miscellaneous Provisions.

     (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, and permitted assigns.

     (b) This Agreement may not be amended or modified in any respect except by a written instrument signed by all parties hereto.

     (c) The failure by either party to insist upon or enforce any of its rights under this Agreement shall not constitute a waiver thereof by such party or a waiver of any subsequent breach of the same or a different provision hereof. No waiver of any provision of this Agreement shall be enforceable unless it is in writing and signed by the party against which it is sought to be enforced, No waiver by any party of any breach or any provision of this Agreement shall operate or be construed as a waiver of any subsequent breach.

     (d) Neither party shall be liable or responsible for failure or delay in performance hereunder (other than payment of sums then due) when such failure or delay results from or in connection with strikes, boycotts or other labor troubles of any kind or from any cause or causes beyond the control of such party, including, but not limited to, plant or equipment breakdowns, rulings and regulations of any governmental authorities, shortage of transportation facilities, shortage of labor, shortage of supplies, fires, riots, civil commotion, embargoes, accidents, insurrections, earthquakes, explosions, or war (declared or undeclared).

     (e) Any notices, consents, demands, requests, approvals, and other communications to be given under this Agreement by any party to the other shall be deemed to have been duly given if given in writing and personally delivered or sent by mail, registered or certified, postage prepaid with return receipt requested, at the address specified by each party's signature at the end of the Agreement. Notices delivered personally or by telegram, telex or telecopy shall be deemed communicated as of actual receipt; mailed notices shall be deemed communicated as of 10:00 a.m, on the third business day after mailing. Any party may change its address for notice hereunder by giving notice of such change in the manner provided in this paragraph.

     (f) This Agreement supersedes any and all other agreements, either oral or written, between the parties hereto with respect to the subject matter hereof and contains all of the covenants and agreements between the parties with respect thereto.

     (g) The captions and Section headings used herein are for convenience only and are not a part of this Agreement and shall not be used in construing this Agreement.

     (h) The use of "herein", "hereof", and similar terms shall refer to this Agreement as a whole and not to any specific provision of this Agreement, unless the context clearly requires otherwise.

     (i) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and such counterparts together shall constitute one and the same document.

     (j) If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys fees, costs and necessary disbursements in addition to any other relief to which it may be entitled.

     IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the date and year first above written.

The Company                                        Manufacturer

INTEGRITY INTERNATIONAL, INC.                      PHASE-OUT OF AMERICA, INC.
a Pennsylvania corporation                         a Delaware corporation

By:_______________________                         By: ______________________
Print Name:   Jeffrey C. Haas                      Print Name: Irwin Pearl
Its.    President                                  Its.  President

                                    EXHIBIT A
                                       TO
                               MARKETING AGREEMENT
                                     BETWEEN
                          MANUFACTURER AND THE COMPANY

                    Product Description and Marketing Rights

     (a) PhaseOut Anti-Smoking Device - It is understood by the Company that the Manufacturer has been in negotiations to market the Device and is currently marketing the Device directly and through third parties through all forms of direct response and direct mail marketing which include markets such as catalogs, direct mail, credit card inserts, syndication, magazines, newspapers, television, fax solicitation, radio, inpack offers, onpack offers, etc. That the Manufacturer presently has exclusive agreements in the TV and credit card syndication markets, and non-exclusive agreements in other markets, The Company understands that the Manufacturer has been in discussions aimed to use the Device as a premium or premium incentive for large corporations and insurance companies. Additionally, the Manufacturer has planned to enter into the giant retail "over the counter" market via distribution to chain stores, supermarkets, and other mass merchandisers. Further, the Manufacturer directly at its main office, receives repeat orders from satisfied customers, orders resulting from radio and TV advertising, orders emanated from newspaper articles, orders emanated from radio and TV interviews, as well as customer referrals that purchase various quantities of the Device, That the Manufacturer has already, started to establish a distributor network of approximately thirty (30) third party distributors and in a few instances, some of those third-party distributors have placed the Phase-Out Device in local retail outlets.

The Manufacturer understands that the Company has to maintain the integrity of each individual distributor, the Company's entire organization, and the Company's business. Towards that end, the Manufacturer agrees not to market the Device in retail stores or outlets (over the counter or off the shelf sales) nor shall it permit or allow others to do so provided the Company meets its quota requirements on the Device.

The Manufacturer understands that in certain instances a distributor will attempt to bypass the Company and attempt by himself or herself or through a third party attempt to purchase large quantities below the established distributor's cost price directly from the Manufacturer. The Manufacturer understands that the significant efforts and investment of the Company is designed to and will increase consumer awareness, acceptance, and exposure to the Products and Manufacturer should not be permitted to experience a windfall due to the efforts and investment of the Company. For obvious reasons, it surely is not in the mutual best interest of the Manufacturer or the Company to allow this to happen. In order to prevent such an occurrence, the Manufacturer agrees to increase the screening process of every incoming call. In addition, the Manufacturer agrees not to sell to any person more than six (6) units of the Device in any consecutive 90 day period. In such instance, the price for the first unit be at full retail price, with the second through sixth units being at not less than 75% of full retail price. Additionally, if inquiries are received for more than six (6) units of the Device, Manufacturer agrees to sell such units through its distributor business with the Company (as referred to in Section 16 hereof). Specifically, without limiting the foregoing, Manufacturer agrees that the Company shall be the only network marketing, direct sales, or multilevel distribution company that can market the Device in the United States and its territories and Canada. The foregoing shall apply to the Device without regard to modification, variation or alteration thereof.

Additionally, the Company will receive unsolicited calls/leads regarding the Products. The Company agrees to diligently screen the calls to determine their origin. If the Company determines that the calls originated as a result of the Phase-Out Products, the Company agrees to place those calls/leads in the Manufacture's downline sales organization.

     (b) Phase-Out Anti-Smoking Kit/Program - The Phase-Out Anti-Smoking Kit/Program shall be exclusively marketed through the Company and its sales force of independent distributors. Manufacturer agrees that any sales of the Kit/Program shall be conducted through its capacity as an independent distributor of the Company or otherwise immediately directed to the Company. Manufacturer acknowledges and agrees that the Company shall be the exclusive network market, direct sales or multilevel distribution company for marketing the foregoing in the United States and its territories and Canada.

     c) Phase-Out Complementary Products - (BreathSweet, Control, ReStore, DenSity, ReNewal, Whyten, Smoker's Vitamin and Heartgard) The Phase-Out Complementary Products shall be exclusively marketed through the Company and its sales force of independent distributors. Manufacturer agrees that any sales of the Complementary products shall be conducted through its capacity as an independent distributor of the Company or otherwise immediately directed to the Company. Manufacturer acknowledges and agrees that the Company shall be the exclusive network market, direct sales or multilevel distribution company for marketing the foregoing in the United States and its territories and Canada.

                                    EXHIBIT B
                                       TO
                               MARKETING AGREEMENT
                                     BETWEEN
                          MANUFACTURER AND THE COMPANY

                       Product                           Price
                       -------                           -----

a.)      Phase-Out Anti-Smoking Device                   $ 9.00 per Device

b.)      Phase-Out Anti-Smoking Kit/Program              $ 21.60 per Kit/Program

c.       Phase-Out Complementary Products

         I.)           BreathSweet                       $ 2.50 per bottle
         ii.)          ReStore                           $ 5.50 per bottle
         iii.)         DenSity                           $ 4.50 per bottle
         iv.)          ReNewal                           $ 3.50 per bottle
         v.)           Whyten                            $ 2.65 per bottle
         vi.)          Smoker's Vitamin                  $ 3.65 per bottle
         vii.)         Heartgard                         $ 2.50 per bottle

                                    EXHIBIT C
                                       TO
                               MARKETING AGREEMENT
                                     BETWEEN
                          MANUFACTURER AND THE COMPANY

I.)         Phase-Out Anti-Smoking Device -

                     15,000 units / January - June 1996
                     27,000 units / July - December 1996
                     45,000 units / January - June 1997
                     102,000 units / July - December 1997
                     198,000 units / January - June 1998
                     300,000 units / July - December 1998

                     After 1998, the Company must maintain an annual purchase volume of 600,000 units.


II.)        Phase-Out Complementary Products -

                     19,200 units / January - June 1996
                     30,800 units / July - December 1996
                     63,000 units / January - June 1997
                     112,000 units / July - December 1997
                     200,000 units / January - June 1998
                     300,000 units / July - December 1998

                     After 1999, the Company must maintain an annual purchase volume of 600,000 units.


III.)       Phase-Out Anti-Smoking Kit/Program -

                     4,200 units/January - June 1996
                     7,800 units/July - December 1996
                     14,400 units/January - June 1997
                     21,600 units/July - December 1997
                     36,000 units/January - June 1998
                     54,000 units/July - December 1999

                     After 1998, the Company must maintain an annual purchase volume of 100,000 units.